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                                 EXHIBIT m.(iii)

                  Form of Amendment Number 2 to Rule 12b-1 Plan


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                              AMENDMENT NUMBER 2 TO
                RULE 12b-1 DISTRIBUTION PLAN FOR CLASS IB SHARES


         Pursuant to the Rule 12b-1 Distribution Plan for Class IB Shares between Hartford Series Fund, Inc. and Hartford Securities Distribution Company, Inc. dated January 22, 1998, as amended (the "Distribution Plan"), Hartford Global Health HLS Fund and Hartford Global Technology HLS Fund are hereby included as additional Funds. All provisions in the Distribution Plan shall also apply to Hartford Global Health HLS Fund and Hartford Global Technology HLS Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ___________, 2000.


                           HARTFORD SERIES FUND, INC.
                           on behalf of:
                           Hartford Global Health HLS Fund
                           Hartford Global Technology HLS Fund

                           By: _____________________________




                           Hartford Securities Distribution Company, Inc.


                           By: _____________________________